SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C.  20549


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 25, 1996



               BLUE BIRD CORPORATION                                      BLUE BIRD BODY COMPANY
           (Exact name of Co-Registrant                                  (Exact name of Registrant
           as specified in its charter)                                as specified in its charter)

                     DELAWARE                                                     GEORGIA
   (State or other jurisdiction of incorporation)             (State or other jurisdiction of incorporation)

                    33-49544-01                                                  33-49544
             (Commission File Number)                                    (Commission File Number)

                    13-3638126                                                  58-0813156
      (I.R.S. Employer Identification Number)                     (I.R.S. Employer Identification Number)

                3920 ARKWRIGHT ROAD                                         3920 ARKWRIGHT ROAD
               MACON, GEORGIA  31210                                       MACON, GEORGIA  31210
     (Address of principal executive offices)                    (Address of principal executive offices)

                  (912) 757-7100                                              (912) 757-7100
         (Registrant's telephone number,                             (Registrant's telephone number,
              including area code)                                         including area code)
  /TABLE

          Item 5.   Other Events.

                   Blue Bird Body Company (the "Company") is in the process of making an offering of senior subordinated notes ("Notes") to certain qualified institutional buyers and certain other potential purchasers, which offering will not be registered under the Securities Act of 1933, as amended
         (the "Securities Act"). The Notes, which will be guaranteed on a senior subordinated basis by Blue Bird Corporation, the holder of all of the Company's common stock ("BBC"), will mature in 2006. The net proceeds from the sale of the Notes, together with the proceeds of other currently contemplated financings, will be used by the Company to, among other things, refinance certain of its existing indebtedness and fund payment of a dividend to BBC, which will in turn pay a dividend to its stockholders.

                   The Notes offered will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an exemption from registration requirements under applicable federal and state securities laws.













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                                    SIGNATURES


                   Pursuant to the requirements of the Securities Ex-change Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       BLUE BIRD CORPORATION



                                       By:    /s/ William T. Gourley
                                           Name:  William T. Gourley
                                           Title: Vice President --
                                                     Controller


                                       BLUE BIRD BODY COMPANY



                                       By:    /s/ William T. Gourley
                                           Name:  William T. Gourley
                                           Title: Vice President --
                                                     Controller





         Date:  November 1, 1996













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